Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2023, with respect to the consolidated financial statements of SomaLogic, Inc. incorporated by reference in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-275533) and related Prospectus of Standard BioTools Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

November 30, 2023